UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2008

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On May 5, 2008, Univision Communications Inc. (the “Company”) completed the sale of its music recording and publishing businesses to UMG Recordings, Inc. (“Universal”), an entity controlled by Universal Music Group. As previously announced in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 3, 2008 (the “March 8-K”), on February 27, 2008, the Company entered into a purchase agreement with Universal to sell its music recording and publishing businesses for the total consideration of $153.0 million (including approximately $13.0 million for working capital), payable to the Company in cash as follows: (i) approximately $113.0 million upon the closing, (ii) $11.5 million upon the first anniversary of the closing, (iii) $12.5 million upon the second anniversary of the closing, (iv) $6.0 million upon the third anniversary of the closing, and (v) $10.0 million upon the fourth anniversary of the closing, subject to purchase price adjustments, as agreed to by the parties. Univision is expected to incur fees and certain obligations of approximately $17.0 million in connection with the transaction.

Under the purchase agreement, the Company has committed to provide both preemptible and non-preemptible advertising support through broadcast commercials that will be aired on its Univision and Telefutura Networks, and its owned and operated television stations, for the Universal Music Group and its Latin artists over the five year period following the closing. The total consideration includes amounts payable to the Company for such advertising support.

The foregoing description of the purchase agreement is not complete and is qualified in its entirety by reference to a copy of the purchase agreement which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on March 27, 2008 (the “Form 10-K”).

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

Financial statements accounting for the music recording and publishing businesses as a discontinued operation were included in the Company’s Form 10-K under “Item 8. Financial Statements and Supplementary Data.”

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase Agreement dated as of February 27, 2008, between Univision Communications, Inc. and UMG Recordings, Inc. (incorporated by reference to Exhibit 10.31 to Univision’s Annual Report on Form 10-K for the year ended December 31, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
(Registrant)

Date: May 9, 2008	By:	/s/ PETER H. LORI
Peter H. Lori
Senior Vice President and Chief Accounting Officer